Exhibit 99

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 and 2002

TELIC OPTICS, INC.

TELIC OPTICS, INC.

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

The following financial statements of Telic Optics, Inc. are included:

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

Telic Optics, Inc.:

We have audited the accompanying balance sheets of Telic Optics, Inc., as of December 31, 2003 and 2002 and the related statements of operations, shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telic Optics, Inc. at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Hartford, Connecticut
April 2, 2004

TELIC OPTICS, INC.

Balance Sheets

(Dollars in thousands, except share data)

	December 31,
	2003	2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,014	$1,829
Accounts receivable, net of allowance for doubtful accounts of $16 in 2003 and $0 in 2002	1,091	560
Inventories	901	1,255
Loan receivable from officer	200	—
Other current assets	6	55
TOTAL CURRENT ASSETS	5,212	3,699

PROPERTY AND EQUIPMENT, net	526	445

TOTAL ASSETS	$5,738	$4,144

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$264	$173
Accrued expenses and other liabilities	1,520	756
Customer advances	—	317
Current portion of long-term note payable	19	78
TOTAL CURRENT LIABILITIES	1,803	1,324

Note payable, less current portion	9	229

COMMITMENTS (Note 13)

SHAREHOLDERS’ EQUITY
Common stock, no par value:
authorized 200,000 shares, issued 21,700 at December 31, 2003 and 2002	—	—
Additional paid in capital	1,011	1,011
Retained earnings	2,915	1,580

TOTAL SHAREHOLDERS’ EQUITY	3,926	2,591

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,738	$4,144

See accompanying notes to financial statements.

TELIC OPTICS, INC.

Statements of Operations

(Dollars in thousands)

	Years Ended December 31,
	2003	2002

Sales	$9,879	$6,068
Cost of sales	5,015	3,076
Gross margin	4,864	2,992

Selling, general and administrative expenses	2,086	1,639
OPERATING INCOME	2,778	1,353

Interest expense	(12)	(17)
Interest income	16	16
Other income, net	2	—

Income from operations before income taxes	2,784	1,352
Provision for income taxes	125	19

NET INCOME	$2,659	$1,333

See accompanying notes to financial statements.

TELIC OPTICS, INC.

Statements of Cash Flows

(Dollars in thousands)

	Years Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,659	$1,333
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	214	181
Gain on disposal of capital equipment	(2)	—
Changes in operating assets and liabilities:
Accounts receivable	(531)	5
Inventories	354	(640)
Other current assets	49	(13)
Accounts payable	91	(4)
Accrued expenses and other liabilities	764	426
Customer advances	(317)	317
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,281	1,605

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(293)	(254)

NET CASH USED IN INVESTING ACTIVITIES	(293)	(254)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from new borrowings	—	300
Repayment of borrowings	(279)	(256)
Proceeds from the exercise of options	—	13
Loan to officer	(200)	—
Distribution to stockholders	(1,324)	(467)

NET CASH USED IN FINANCING ACTIVITIES	(1,803)	(410)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,185	941

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,829	888

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,014	$1,829

See accompanying notes to financial statements.

TELIC OPTICS, INC.

Statements of Shareholders’ Equity

(Dollars in thousands, except share data)

	Capital Stock		Additional Paid-in-Capital	Retained Earnings	Total
	Shares	Amount
Balance at December 31, 2001	21,100	$—	$996	$714	1,710

Net income	—	—	—	1,333	1,333
Stock compensation expense	—	—	2	—	2
Exercise of stock options	600	—	13	—	13
Stockholder distributions	––	—	—	(467)	(467)
Balance at December 31, 2002	21,700	—	1,011	1,580	2,591

Net income	—	—	—	2,659	2,659
Stockholder distributions	—	—	—	(1,324)	(1,324)
Balance at December 31, 2003	21,700	$—	$1,011	$2,915	$3,926

See accompanying notes to financial statements.

December 31, 2003

Note 1 - Summary of Significant Accounting Policies

Telic Optics, Inc. (“Telic” or “we”) is an optical design, engineering consulting and manufacturing company.  We provide design, assembly, and testing of infrared and visible lens systems, including the integration of optical, mechanical, electronic, and software components into complete systems. We are a Massachusetts corporation located in North Billerica, Massachusetts.

New accounting standards.

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 requires that certain financial instruments that, under previous guidance, could be accounted for as equity, now be classified as liabilities. These financial instruments include mandatorily redeemable shares, instruments that require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares. SFAS 150 also requires additional disclosures about alternative ways of settling these types of instruments and the capital structure of entities. Most of the provisions of SFAS 150 were effective for all financial instruments entered into or modified after May 31, 2003, and otherwise were effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard has not had a significant impact on our financial position or results of operations.

In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No.00-21, “Revenue Arrangements with Multiple Deliverables”.  EITF No. 00-21 provides guidance on how to determine when an arrangement that involves multiple revenue-generating activities or deliverables should be divided into separate units of accounting for revenue recognition purposes.  It further states, that if this division is required, the arrangement consideration should be allocated among the separate units of accounting.  The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods that began after June 15, 2003.  The adoption of this standard did not have a material impact on our financial position or results of operations.

Revenue recognition.  Revenue is recognized primarily when product is shipped and in accordance with the Securities and Exchange Commission Staff Accounting Bulletins (“SAB”) No. 101 and No. 104 which require that four basic criteria must be met before revenue can be recognized:  (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured.  In certain situations, where inspection is required at the customer location for product acceptance, revenue is not recognized until such acceptance is obtained by Telic.  Shipping & handling costs, such as freight to customers, are classified in cost of sales.

Cash equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Accounts receivable.  Accounts receivable, which include only trade accounts receivables, are recorded at fair value.  Credit is extended to customers typically on net 30-day terms.  Telic does not require collateral.  Three customers accounted for approximately 88% of accounts receivable at December 31, 2003.  Five customers accounted for approximately 93% of accounts receivable at December 31, 2002.  Telic utilizes the allowance method of recognizing bad debt expense. We regularly review our uncollected receivables and determined that reserves of approximately $16 and $0 were required for doubtful accounts at December 31, 2003 and 2002 respectively.

Inventory.  Inventory is valued at the lower of cost or market, with cost determined as an average of current year acquisition costs.  Costs include all direct material and labor costs and indirect costs, including materials handling and other overhead costs related to manufacturing.

Property and equipment.   The cost of property and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation is computed using accelerated methods over five years for computer equipment and seven years for other assets.  Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.  When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Customer advances. Customer advances of $317 in 2002 represents shipments for which Telic had received payment but were subsequently returned by the customer for repair.

Stock-based compensation.  Telic has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, Accounting for Stock-Based Compensation, requires the use of option valuation models that were not developed for use in valuing employee stock options.

SFAS No. 123 requires disclosure of pro forma net income as if we had adopted the fair value method. Under SFAS 123, the fair value of stock options to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from Telic’s stock option awards. These models also require subjective assumptions, including volatility and expected time to exercise, which greatly differs from the calculated values. Our calculations were made using the Black-Scholes option pricing model with the following assumptions: weighted average life of 24 months, risk free interest rate of 7.5%, no dividends during the expected term and no volatility.  Based on our calculations, there are no material differences between reported net income and Pro Forma net income as required by SFAS No. 123.

During the first quarter of 2004, several employees of Telic exercised 21,394 of vested stock options and we bought back 4,387 shares of common stock from our shareholders.

Advertising.  Telic follows the policy of charging the costs of advertising to expense as incurred.  Advertising expense was $10 and $13 for the years ended December 31, 2003 and 2002 respectively.

Estimates and assumptions.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results could differ from those estimates.

Note 2 – Concentration of Credit Risk

Telic’s cash balances frequently exceed the $100 balance that is insured by the Federal Depository Insurance Corporation.  Balances in excess of $100 are insured by private insurance provided by the bank.  Funds in excess of a base amount established by the bank are temporarily invested in various commercial paper investments on a nightly basis using repurchase agreements.

Note 3 – Loan Receivable - Stockholder

Telic advanced $200 to one of its stockholders as a temporary loan in the fourth quarter of 2003.  The loan was repaid in the first quarter of 2004 and does not include a provision for interest.

Note 4– Shareholders’ Equity

Telic uses common stock shares for general corporate purposes, including the exercise of stock options.  Periodically, funds are distributed to the shareholders, which are accounted for as a reduction in retained earnings.

Note 5 – Warranty Accruals

The majority of Telic’s products carry a twelve-month warranty.  The product warranty liability is generally based on volume, historical return percentages and the warranty period.  The following table summarizes product warranty activity for 2002 and 2003:

Balance at December 31, 2001	Provision, changes and other	Payments	Balance at December 31, 2002	Provision, changes and other	Payments	Balance at December 31, 2003
$14	22	(14)	$22	36	(22)	$36

Note 6 – Long-term Debt and Note Payable - Line of Credit

Long-term debt consists of notes payable to a bank, which are secured by all assets of Telic and personally guaranteed by the stockholders.  The notes are payable as follows:

	2003	2002
$5 of monthly principal, plus interest at prime rate plus 1%, initially through June 2007. The note was paid in full in September of 2003 .	$—	$270

Note payable – other, payable in annual installments, including interest at 6.55%, of $10 through November 2005, secured by the stock of Telic.	28	37
	28	307

Less current maturities	19	78
Long-term debt	$9	$229

Annual principal payments on these notes are due as follows:

2004	$19
2005	9
$28

Telic has a revolving line of credit agreement in the amount of $300. The line of credit is a demand note with no expiration date.  Interest based on the prime rate plus 1.5% is payable monthly on the outstanding balance. This line of credit is secured by substantially all of the assets of Telic and by the personal guarantees of our principal stockholders. There was no outstanding balance on the line of credit and the entire balance was available to Telic as of December 31, 2003 and 2002 .

Telic also established a second line of credit in the amount of $175.  Interest based on the prime rate plus 1.0% is payable monthly on the outstanding balance. The principal purpose of this line is to provide letters of credit to certain customers. There was no outstanding balance and the entire balance was available to Telic as of December 31, 2003 and 2002.

Note 7 - Balance Sheet Information

The details of certain balance sheet accounts are as follows:

	2003	2002
Inventories:
Raw materials	$484	$733
Work-in-process	160	165
Finished goods	257	357
Total inventories	$901	$1,255

	2003	2002
Property and equipment:
Machinery and equipment	$1,411	$1,143
Furniture and fixtures	30	30
Software	41	19
Total property and equipment	1,482	1,192
Less accumulated depreciation and amortization	(956)	(747)
Net property and equipment	$526	$445
Depreciation expense	$214	$181

	2003	2002
Accrued expenses and other liabilities:
Compensation and related benefits	$1,321	$640
Income taxes	106	18
Other	93	98
Total accrued expenses and other liabilities	$1,520	$756

Note 8 - Supplemental Cash Flow Information

Supplemental cash flow information from continuing operations for the years ended December 31, 2003 and 2002 is summarized as follows:

	2003	2002
Cash paid during the year for:
Interest	$12	$28
Income taxes	37	1

Note 9 - Income Taxes

Effective as of January 1, 2000, Telic, by the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions we do not pay corporate federal income taxes on our taxable income; instead, the stockholders are liable for individual income taxes on their proportionate share of the Telic’s taxable income.  Massachusetts S corporations are not taxed on income for years when their total revenues are less than $6,000.  Telic is liable for an additional income tax of 3.0% of state taxable income for years in which total receipts are between $6,000 and $9,000. The income tax rate increases to 4.5% of all state taxable income for years in which total receipts exceed $9,000. There are minor differences between taxable income per the state income tax return and the income before taxes shown on the financial statements. These differences include different depreciation methods, certain nondeductible expenses and timing differences for the recognition of certain deductions. Telic has also earned state income tax credits for investment in new equipment and for R&D expenses that have been used to reduce the amount of tax due.

Note 10 – Sales Information

For the year ended December 31, 2003, three customers accounted for 70% of the sales for the year.  For the year ended December 31, 2002, five customers accounted for 87% of sales for the year.

The following table presents sales by geographic region.  All assets are located within the United States.

	Years Ended December 31,
	2003	2002
United States	$8,549	$5,802
Israel	1,330	192
Other foreign	—	74
Total sales	$9,879	$6,068

Note 11 - Stock Options

Telic adopted a stock option plan in 1998.  Participation in the plan is at the sole discretion of the Board of Directors.  The Board of Directors has set aside up to 30,000 shares of common stock for use with this plan.  Historically, stock options have been granted at exercise prices that are less than fair market value at the date of the grant.  The vesting period for options granted by Telic has ranged from immediate vesting to four years.  Options expire sixty months from the vesting date.

A summary of all outstanding stock options is presented in the table below:

	Stock Options	Weighted- average Exercise Price
Outstanding at December 31, 2001	28,894	$65.18

Granted	—	—
Exercised	(600)	(20.52)
Outstanding at December 31, 2002	27,894	$66.14

Granted	—	—
Exercised	—	—

Outstanding at December 31, 2003	27,894	$66.14
Exercisable at December 31, 2003	27,894	$66.14

The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Options	Weighted- average Remaining Life	Weighted-average Exercise Price	Number of Options	Weighted- average Exercise Price

$20.52	1,300	3.0	$20.52	1,300	$20.52
$28.57	594	0.3	28.57	594	28.57
$69.28	26,000	2.7	69.28	26,000	69.28

$ 20.52 – $69.28	27,894	2.6	$66.14	27,894	$66.14

Note 12 – Profit Sharing Plan

Telic maintains a 401(k) defined contribution retirement plan that covers all employees who meet certain minimum age and service requirements. Employees may elect to have a portion of their compensation contributed to the plan on a tax-deferred basis.  Matching contributions are made at the discretion of Telic as a percentage of employee contributions.  Our matching contributions were $61 in 2003 and $57 in 2002.  Telic may also elect to make a profit sharing contribution to the plan as determined annually by the Board of Directors.  Our profit sharing contribution to the plan for the year ended December 31, 2003 was $150 and for the year ended December 31, 2002 was $100.

Note 13 - Commitments

Telic leases its office and manufacturing facilities. The current lease expires on July 30, 2004. Rent expense for the year ended December 31, 2003 was $153 and for the year ended December 31, 2002 was $144.

Future minimum lease payments for the year ending December 31, 2004 are $89.